EXHIBIT 99.1

NoteholdersReport Crusade Global Trust No. 1 of 2005 Coupon Period Ending 19 September 2005

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments (USD)	Principal Payments (USD)	Charge Offs (USD)
Class A-1 Notes (USD)	556,704,788.25	92.784131%	3.4806%	5,285,938.21	24,914,592.73	0.00
Class A-2 Notes (EUR)	510,312,722.61	92.784131%	2.1720%	3,023,677.60	22,838,376.64	0.00

	FV Outstanding (AUD)	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class A-3 Notes	788,665,116.72	92.784131%	5.8033%	12,314,493.57	35,295,673.01	0.00
Class B Notes	32,100,000.00	100.000000%	5.9433%	491,323.66	0.00	0.00
Class C Notes	10,300,000.00	100.000000%	6.0433%	160,304.74	0.00	0.00

		31-Aug-05
Pool Summary		AUD
Outstanding Balance - Variable Rate Housing Loans		2,003,505,995
Outstanding Balance - Fixed Rate Loans		355,068,679
Total Outstanding Balance		2,358,574,674
Number of Loans		12,753
Weighted Average Current LVR		62.82%
Average Loan Size		184,943
Weighted Average Seasoning		26 mths
Weighted Average Term to Maturity		300 mths

Principal Collections		AUD
Scheduled Principal Payments		11,923,079.68
Unscheduled Principal Payments		99,815,705.34
Redraws		10,376,662.22

Principal Collections		101,362,122.80

Total Available Principal		AUD
Principal Collections		101,362,122.80
Principal Charge Offs		0.00
Principal Draws		0.00
Payback of Principal Draws		3,491,788.94
Total Available Principal		104,853,911.74

Outstanding Principal Draws From Previous Period		7,063,829.19

Principal Distributed		104,853,911.74
Principal Retained		0.00

Total Available Funds		AUD
Available Income		44,099,706.60
Principal Draw		0.00
Liquidity Draw		0.00

Total Available Funds		44,099,706.60

Redraw & Liquidity Facilities		AUD
Redraw Shortfall		0.00
Redraw Carryover Charge Offs		0.00

CPR
		Jun-05	Jul-05	Aug-05
	1 mth CPR	13.13%	14.07%	13.87%

Arrears
	% of pool (by balance)
31 - 59 days	0.30%
60 - 89 days	0.07%
90+ days	0.02%
Defaults*	Nil
Losses	Nil

* Defaults are also included in the 90+ days arrears category